Exhibit 99.1
Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Corporation to Participate in Investor Conference

STAMFORD, Conn. – November 22, 2011 – Frontier Communications Corporation (NYSE:FTR) is scheduled to participate in the UBS Global Media & Communications Conference in New York, NY.  Maggie Wilderotter, Chairman & Chief Executive Officer, and Donald Shassian, Executive Vice President and Chief Financial Officer, are scheduled to present on Monday, December 5, 2011 at 9:00am Eastern Time.

A live webcast of the presentation will be available at www.frontier.com on the Investor Relations page under “Webcasts & Presentations.”

About Frontier Communications
Frontier Communications Corporation (NYSE: FTR) offers voice, High-Speed Internet, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for small businesses and home offices, and advanced business communications for medium and large businesses in 27 states and with approximately 15,250 employees based entirely in the USA.  More information is available at www.frontier.com and www.frontier.com/ir.

INVESTOR CONTACTS:		MEDIA CONTACT:
David Whitehouse	Gregory Lundberg	Brigid Smith
SVP & Treasurer	Assistant Treasurer, Investor Relations	AVP Corp. Comm.
(203) 614-5708	(203) 614-5044	(203) 614-5042
david.whitehouse@ftr.com	greg.lundberg@ftr.com	brigid.smith@ftr.com

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